EXHIBIT 23.4

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) [ ]

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(State of incorporation	I.R.S. employer
if not a U.S. national bank)	identification no.)

505 Main Street, Suite 301
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-172

Sixth and Marquette, 17th Floor

Minneapolis, MN 55479

(agent for services)

Goodman Global Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	20-1932202
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.	)

Goodman Appliance Holding Company

(Exact name of obligor as specified in its charter)

Texas	76-0677025
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Canada, L.L.C.

(Exact name of obligor as specified in its charter)

Delaware	N/A
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Company, L.P.

(Exact name of obligor as specified in its charter)

Delaware	39-1904835
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Distribution, Inc.

(Exact name of obligor as specified in its charter)

Texas	76-0309878
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Holding Company

(Exact name of obligor as specified in its charter)

Texas	76-0342022
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Holding Company, L.L.C.

(Exact name of obligor as specified in its charter)

Delaware	N/A
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman II Holdings Company, L.L.C.

(Exact name of obligor as specified in its charter)

Delaware	N/A
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Manufacturing I LLC

(Exact name of obligor as specified in its charter)

Delaware	20-1961086
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Manufacturing II LLC

(Exact name of obligor as specified in its charter)

Delaware	20-1961186
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Manufacturing Company, L.P.

(Exact name of obligor as specified in its charter)

Texas	76-0423371
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Goodman Sales Company

(Exact name of obligor as specified in its charter)

Texas	76-00353690
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Nitek Acquisition Company, L.P.

(Exact name of obligor as specified in its charter)

Texas	76-0580801
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Pioneer Metals Inc.

(Exact name of obligor as specified in its charter)

Florida	59-0773846
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Quietflex Holding Company

(Exact name of obligor as specified in its charter)

Delaware	76-0681233
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Quietflex Manufacturing Company, L.P.

(Exact name of obligor as specified in its charter)

Texas	76-0681290
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Senior Floating Rate Notes due 2012 and 7.875% Senior Subordinated Fixed Rate Notes

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,

Treasury Department

Washington, D.C. 20230

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Federal Reserve Bank of San Francisco

San Francisco, CA 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits.

Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the day of 20th of September, 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melissa Scott
Melissa Scott, Corporate Trust Officer

Exhibit 6

September 20, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Melissa Scott
Melissa Scott, Corporate Trust Officer

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,712
Interest-bearing balances		1,968
Securities:
Held-to-maturity securities		0
Available-for-sale securities		24,158
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,518
Securities purchased under agreements to resell		905
Loans and lease financing receivables:
Loans and leases held for sale		32,024
Loans and leases, net of unearned income	249,760
LESS: Allowance for loan and lease losses	2,336
Loans and leases, net of unearned income and allowance		247,424
Trading Assets		6,313
Premises and fixed assets (including capitalized leases)		3,676
Other real estate owned		125
Investments in unconsolidated subsidiaries and associated companies		330
Customers’ liability to this bank on acceptances outstanding		94
Intangible assets
Goodwill		8,613
Other intangible assets		9,109
Other assets		14,151

Total assets		$364,120

LIABILITIES
Deposits:
In domestic offices		$255,501
Noninterest-bearing	81,024
Interest-bearing	174,477
In foreign offices, Edge and Agreement subsidiaries, and IBFs		28,344
Noninterest-bearing	3
Interest-bearing	28,341
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		9,370
Securities sold under agreements to repurchase		3,423

Dollar Amounts In Millions
Trading liabilities	4,966
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	10,763
Bank’s liability on acceptances executed and outstanding	94
Subordinated notes and debentures	7,038
Other liabilities	10,508

Total liabilities	$330,007

Minority interest in consolidated subsidiaries	64

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,521
Retained earnings	8,517
Accumulated other comprehensive income	491
Other equity capital components	0

Total equity capital	34,049

Total liabilities, minority interest, and equity capital	$364,120

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin

Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins
Carrie Tolstedt	Directors
Pat Callahan